UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Amendment No. 2

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 13, 2007

Meta Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

121 East Fifth Street, Storm Lake, IA  50588

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (712) 732-4117

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As disclosed in the Company’s revised earnings release dated November 16, 2007, which release was attached as Exhibit 99.2 to the Company’s Form 8-K/A filed on November 19, 2007, the Company is amending its previously filed Form 8-K and 8-K/A related to this matter to clarify that the financial statements included in the Company’s Form 10-K for the year ended September 30, 2006 should no longer be relied upon and will be restated as part of the Form 10-K to be filed for the year ended September 30, 2007.  A copy of the November 16, 2007 earnings release is attached for convenience to readers as Exhibit 99.1 to this Form 8-K/A; the release expresses the conclusion of the Audit Committee that, other than the first three quarters of fiscal 2007, there was no material impact on the Company’s previous financial statements as a result of the restatements referenced in the release.

Section 9 – Financial Statements and Exhibits

Item 9.01                               Financial Statements and Exhibits.

(c)  Exhibits.

The following Exhibits are being furnished herewith:

99.1                           Press Release of Meta Financial Group, Inc. dated November 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

	By:	/s/ J. Tyler Haahr
J. Tyler Haahr
President and Chief Executive Officer

Dated: December 11, 2007

Exhibit Index

Exhibit
Number	Description of Exhibit

99.1	Press Release of Meta Financial Group, Inc. dated November 16, 2007